UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015 (November 13, 2015)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2015, the Compensation Committee of the Board of Directors of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) approved revised forms of award agreements under the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (the “Plan”) pursuant to which non-qualified stock options, incentive stock options and shares of restricted stock may be awarded to the Company’s executive officers, including its named executive officers (collectively, the “Revised Award Agreements”).  The Revised Award Agreements will be used commencing with the 2015 annual equity awards expected to be made in December 2015.

The Revised Award Agreements are generally consistent with the existing forms of award agreements under the Plan (previously filed as Exhibits 10.1, 10.2 and 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2014) and the description thereof set forth on page 54 (under the heading “Annual Stock Option Awards”) and page 57 (under the heading “Potential Severance Benefits”) of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2015, subject to the qualification in the following sentence.  The Revised Award Agreements applicable to future awards to George D. Yancopoulos, M.D., Ph.D., President, Regeneron Laboratories and Chief Scientific Officer of the Company, provide, solely for purposes of the Revised Award Agreements, that Dr. Yancopoulos would have a “Good Reason” for terminating his employment with Regeneron upon or within two years after the occurrence of a Change in Control (as defined in the Plan) and, therefore, would be entitled to acceleration of the awards thereunder if the employment of Leonard S. Schleifer, M.D., Ph.D., the Company’s President and Chief Executive Officer, has ended due to Dr. Schleifer’s “Involuntary Termination” (as defined in the Amended and Restated Employment Agreement, dated as of November 14, 2008, by and between Dr. Schleifer and the Company, as in effect from time to time (previously filed with the SEC as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)).

The foregoing description of the Revised Award Agreements is qualified in its entirety by reference to the full text of the Revised Award Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

10.1                        Form of stock option agreement and related notice of grant for use in connection with the grant of non-qualified stock options to Regeneron’s executive officers under the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (revised).

10.2                        Form of stock option agreement and related notice of grant for use in connection with the grant of incentive stock options to Regeneron’s executive officers under the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (revised).

10.3                        Form of restricted stock award agreement and related notice of grant for use in connection with the grant of restricted stock awards to Regeneron’s executive officers under the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (revised).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 19, 2015	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
	Name:	Joseph J. LaRosa
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

10.1

Form of stock option agreement and related notice of grant for use in connection with the grant of non-qualified stock options to Regeneron’s executive officers under the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (revised).

10.2

Form of stock option agreement and related notice of grant for use in connection with the grant of incentive stock options to Regeneron’s executive officers under the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (revised).

10.3

Form of restricted stock award agreement and related notice of grant for use in connection with the grant of restricted stock awards to Regeneron’s executive officers under the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (revised).